Exhibit 25.1
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER THE TRUST
INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)
HSBC Bank USA, National Association
(Exact name of trustee as specified in its charter)

N/A	20-1177241
(Jurisdiction of incorporation	(I.R.S. Employer
or organization if not a U.S.	Identification No.)
national bank)

90 Christiana Road
New Castle, Delaware	19702
(Address of principal executive offices)	(Zip Code)
John J. Mazzarella, FVP
HSBC Bank USA, National Association
452 Fifth Avenue
New York, New York 10018-2706
Tel: (212) 525-1801
(Name, address and telephone number of agent for service)
Retail Ventures, Inc.
(Exact name of obligor as specified in its charter)

Ohio	20-0090238
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

3241 Westerville Road
Columbus, Ohio	43224
(Address of principal executive offices)	(Zip Code)
Mandatorily Exchangeable Notes Due 2011
(Title of Indenture Securities)

General
Item 1. General Information.
Furnish the following information as to the trustee:
(a) Name and address of each examining or supervisory
authority to which it is subject.
Comptroller of the Currency, New York, NY.
Federal Deposit Insurance Corporation, Washington, D.C.
Board of Governors of the Federal Reserve System,
Washington, D.C.
(b) Whether it is authorized to exercise corporate trust powers.
     Yes.
Item 2. Affiliations with Obligor.
If the obligor is an affiliate of the trustee, describe
each such affiliation.
     None
Item 3-15. Not Applicable

Item 16. List of Exhibits

Exhibit
T1A(i)	(1)	Copy of the Articles of Association of HSBC Bank USA, National Association.

T1A(ii)	(1)	Certificate of the Comptroller of the Currency dated July 1, 2004 as to the authority of HSBC Bank USA, National Association to commence business.

T1A(iii)	(2)	Certificate of Fiduciary Powers dated August 18, 2004 for HSBC Bank USA, National Association

T1A(iv)	(1)	Copy of the existing By-Laws of HSBC Bank USA, National Association.

T1A(v)		Not applicable.

T1A(vi)	(2)	Consent of HSBC Bank USA, National Association required by Section 321(b) of the Trust Indenture Act of 1939.

T1A(vii)		Copy of the latest report of condition of the trustee (December 31, 2005), published pursuant to law or the requirement of its supervisory or examining authority.

T1A(viii)		Not applicable.

T1A(ix)		Not applicable.

(1)	Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-118523 and incorporated herein by reference thereto.

(2)	Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-125197 and incorporated herein by reference thereto.

SIGNATURE
Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HSBC Bank USA, National Association a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 11th day of July, 2006.

HSBC BANK USA, NATIONAL ASSOCIATION
By:	/s/ Anthony A. Bocchino
Anthony A. Bocchino
Vice President

Exhibit T1A (vii)

	Board of Governors of the Federal Reserve System
	OMB Number: 7100-0036
	Federal Deposit Insurance Corporation
	OMB Number: 3064-0052
	Office of the Comptroller of the Currency
	OMB Number: 1557-0081
Federal Financial Institutions Examination Council	Expires March 31, 2007

	Please refer to page i, Table of Contents, for the required disclosure of estimated burden.	1

Consolidated Reports of Condition and Income for
A Bank With Domestic and Foreign Offices—FFIEC 031

Report at the close of business March 31, 2006	(20040630)
(RCRI 9999)

This report is required by law; 12 U.S.C. §324 (State member banks); 12 U.S.C. § 1817 (State nonmember banks); and 12 U.S.C. §161 (National banks).
NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I,	Clive Bucknall, Controller

Name and Title of Officer Authorized to Sign Report
Of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.
/s/ Joseph R. Simpson

Signature of Officer Authorized to Sign Report
5/10/06

Date of Signature
This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.
The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.
We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.
/s/ Sal H. Alfieri

Director (Trustee)
/s/ Bernard J. Kennedy

Director (Trustee)
/s/ Martin Glynn

Director (Trustee)

Submission of Reports

Each Bank must prepare its Reports of Condition and Income either:
(a)	in electronic form and then file the computer data file directly with the banking agencies’ collection agent, Electronic Data System Corporation (EDS), by modem or computer diskette; or

b)	in hard-copy (paper) form and arrange for another party to convert the paper report to automated for. That party (if other than EDS) must transmit the bank’s computer data file to EDS.
For electronic filing assistance, contact EDS Call report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, telephone (800) 255-1571.
To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the hard-copy f the completed report that the bank places in its files.

FDIC Certificate Number	5 7 8 9 0

(RCRI 9030)

http://WWW.BANKING.US.HSBC.COM

Primary Internet Web Address of Bank (Home Page), if any (TEXT 4087)
(Example: www.examplebank.com)
HSBC Bank USA, NATIONAL ASSOCIATION

Legal Title of Bank (TEXT 9010)
Wilmington

City (TEXT 9130)

DE	19801

State Abbrev. (TEXT 9200)	ZIP Code (TEXT 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency
REPORT OF CONDITION

Consolidated domestic subsidiaries
HSBC Bank USA, National Association	of Buffalo

Name of Bank	City
in the state of New York, at the close of business March 31, 2006
ASSETS

		Thousands of dollars

Cash and balances due from depository institutions:
a. Non-interest-bearing balances currency and coin		$3,374,899
b. Interest-bearing balances		6,690,560
Held-to-maturity securities		3,060,815
Available-for-sale securities		18,171,908
Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold in domestic offices		2,095,000
b. Securities purchased under agreements to resell		3,677,786
Loans and lease financing receivables:
Loans and leases held for sale		6,045,891
Loans and leases net of unearned income	$82,450,974
LESS: Allowance for loan and lease losses	835,226
Loans and lease, net of unearned income, allowance, and reserve		$81,615,748
Trading assets		25,012,202
Premises and fixed assets		542,363
Other real estate owned		37,246
Investments in unconsolidated subsidiaries		351,756
Customers’ liability to this bank on acceptances outstanding		NA
Intangible assets: Goodwill		2,089,872
Intangible assets: Other intangible assets		508,310
Other assets		5,479,533
Total assets		158,753,889

LIABILITIES

Deposits:
In domestic offices		71,369,945
Non-interest-bearing	8,443,077
Interest-bearing	62,926,868
In foreign offices		25,180,977
Non-interest-bearing	346,610
Interest-bearing	24,834,367

Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased in domestic offices		133,775
b. Securities sold under agreements to repurchase		1,657,734

Trading Liabilities		13,975,898
Other borrowed money		24,239,673
Bank’s liability on acceptances		NA
Subordinated notes and debentures		4,164,171
Other liabilities		5,929,220
Total liabilities		146,651,393
Minority Interests in consolidated Subsidiaries		337

EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common Stock		2,000
Surplus		9,714,999
Retained earnings		2,488,485
Accumulated other comprehensive income		-103,325
Other equity capital components		0
Total equity capital		12,102,159
Total liabilities, minority interests and equity capital		158,753,889